SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2008

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 16, 2008, Convergys Corporation (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2008, among the Company, Dialog Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, and Intervoice, Inc. (“Intervoice”).

Pursuant to the Merger Agreement, Merger Sub commenced a cash tender offer to acquire all of the outstanding shares of common stock of Intervoice, without par value (the “Common Stock”) (all such shares of Common Stock, together with the associated preferred share purchase rights issued pursuant to the Third Amended and Restated Rights Agreement, dated as of May 1, 2001, by and between Intervoice (f/k/a InterVoice-Brite, Inc.) and Computershare Trust Company, N.A., successor rights agent to Computershare Investor Services, LLC, being referred to as the “Shares”), at a price per share equal to $8.25, upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by the Company and Merger Sub with the U.S. Securities and Exchange Commission on August 1, 2008 (the “Offer”).

The offering period of the Offer expired at 8:00 a.m., Eastern Daylight Time, August 29, 2008. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 8:00 a.m., Eastern Daylight Time, August 29, 2008, a total of approximately 36,051,619 Shares were validly tendered in the offering period of the Offer, which represent approximately 92.2% of all outstanding Shares.

The Company is also announcing that effective as of 5:00 p.m., Eastern Daylight Time, on Wednesday, September 3, 2008, Merger Sub acquired all of the remaining outstanding Shares by effecting a “short-form” merger under the Texas Business Corporation Act of the State of Texas without action by any other shareholder because it had acquired more than 90% of the outstanding Shares. In the merger, Merger Sub merged with and into Intervoice, and Intervoice became a wholly owned subsidiary of the Company. In the merger, each Share was cancelled and (except for Shares held by the Company, Merger Sub or Intervoice, or any wholly owned subsidiary of Intervoice, the capital stock of Merger Sub, or Shares held by shareholders properly exercising dissenters’ rights under Texas law) converted into the right to receive $8.25 per Share in cash, without interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Kevin O’Neil
Kevin O’Neil
Senior Attorney

Date: September 3, 2008